Exhibit (a)(8) under Form N-1A

Exhibit 3(i) under Item 601/ Reg. S-K

FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED TOTAL RETURN SERIES, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Corporation hereby renames all of the shares of Federated Total Return Bond Fund Class K Shares as follows:

Old Name New Name

Federated Total Return Bond Fund Federated Total Return Bond Fund

Class K Shares Class R Shares

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, Federated Total Return Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of February 1, 2011, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	FEDERATED TOTAL RETURN SERIES, INC.

/s/ Todd P. Zerega	By: /s/ J. Christopher Donahue
Todd P. Zerega	J. Christopher Donahue
Assistant Secretary	Executive Vice President

FEDERATED TOTAL RETURN SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED TOTAL RETURN SERIES, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Corporation hereby renames all of the shares of Federated Mortgage Fund Institutional Service Shares, Federated Total Return Bond Fund Institutional Service Shares and Federated Ultrashort Bond Fund Institutional Service Shares as follows:

Old Name New Name

Federated Mortgage Fund Federated Mortgage Fund

Institutional Service Shares Service Shares

Federated Total Return Bond Fund Federated Total Return Bond Fund

Institutional Service Shares Service Shares

Federated Ultrashort Bond Fund Federated Ultrashort Bond Fund

Institutional Service Shares Service Shares

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by stockholders; and the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, Federated Total Return Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of July 11, 2011, to become effective on September 30, 2011, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:	FEDERATED TOTAL RETURN SERIES, INC.

/s/ Alicia G. Powell	By: /s/ J. Christopher Donahue
Alicia G. Powell	J. Christopher Donahue
Assistant Secretary	President